Exhibit 1

                             Joint Filing Agreement
                             ----------------------

     This will confirm the agreement by and between the undersigned that the
Schedule 13D, as amended, filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Common Stock, par vale $1.00 per share, of Platinum Energy Resources, Inc., a Delaware corporation, is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated as of November 24, 2008


                                    By:      /s/ Syd Ghermezian
                                       -----------------------------------------



                                    REGENT VENTURE V LLC


                                    By:      /s/ Syd Ghermezian
                                       -----------------------------------------
                                       Name: Syd Ghermezian
                                       Title: Manager



                                    BRAESRIDGE ENERGY LLC


                                    By:      /s/ Syd Ghermezian
                                       -----------------------------------------
                                       Name: Syd Ghermezian
                                       Title: Manager